EXPRESS, INC. REPORTS THIRD QUARTER 2019 RESULTS;
INTRODUCES FOURTH QUARTER 2019 OUTLOOK

•Third quarter comparable sales were down 5%, exceeding guidance
•Third quarter diluted loss per share was $0.05; adjusted diluted loss per share was $0.03, exceeding guidance
•Strong balance sheet maintained with $168 million in cash and no debt
•New corporate strategy and significant cost savings to be communicated at an investor event on January 22, 2020

Columbus, Ohio - December 5, 2019 - Express, Inc. (NYSE: EXPR), a leading fashion apparel retailer, announced its financial results for the third quarter of 2019. These results, which cover the thirteen weeks ended November 2, 2019, are compared to the thirteen weeks ended November 3, 2018.

“While we are certainly not satisfied with our results, sequential improvement over the last two quarters, and throughout the third quarter is compelling evidence that the immediate changes we have been able to make to our product, merchandising and marketing approach are resonating with customers,” said Tim Baxter, Chief Executive Officer. “While the path forward will not be without its challenges, I am confident and optimistic, and expect to return the company to a mid-single-digit operating margin over time.”

The development of the corporate strategy is well underway and the executive leadership team is almost fully in place. The third quarter results reflect some of the new ideas and strategic direction, and the company expects these initiatives to continue to positively impact results in the fourth quarter and beyond. The company has announced plans to hold an investor event on January 22nd in New York to communicate the details of the new corporate strategy, including cost optimization and fleet rationalization.

Third Quarter 2019 Operating Results:
•Consolidated net sales decreased 5% to $488.5 million from $515.0 million in the third quarter of 2018, with consolidated comparable sales down 5%.
◦Comparable retail sales, which includes both Express stores and e-commerce, decreased 5% compared to the third quarter of 2018. In total, retail sales decreased to $356.8 million from $388.8 million in the third quarter of 2018.
◦Comparable outlet sales decreased 5% versus the third quarter of 2018. In total, outlet sales increased to $114.1 million from $108.4 million in the third quarter of 2018.
•Gross margin contracted 250 basis points to 28.2% of net sales compared to 30.7% in last year's third quarter. The decrease was driven by a 140 basis point decrease in merchandise margin and 110 basis point increase in buying and occupancy costs as a percentage of net sales.
•Selling, general, and administrative (SG&A) expenses were $144.3 million versus $148.3 million in last year's third quarter. As a percentage of net sales, SG&A increased by 70 basis points year-over-year to 29.5%.
•Loss before taxes was $6.0 million. This compares to income before taxes of $10.2 million in the third quarter of 2018.

•Income tax benefit was $2.9 million at an effective tax rate of 48.1%, compared to income tax expense of $2.2 million at an effective tax rate of 21.7% in last year's third quarter. The Company's effective tax rate for the third quarter of 2019 reflects a $1.4 million change in estimate from the second quarter provision due to a change in the expected annual effective tax rate.
•Net loss was $3.1 million, or $0.05 per diluted share. This compares to net income of $8.0 million, or $0.11 per diluted share, in the third quarter of 2018. Excluding costs related to former executive departures, adjusted net loss was $1.8 million, or $0.03 per diluted share in the third quarter of 2019.

Third Quarter 2019 Balance Sheet Highlights:
•Cash and cash equivalents totaled $167.9 million versus $161.2 million at the end of the third quarter of 2018.
•Capital expenditures totaled $20.5 million for the thirty-nine weeks ended November 2, 2019, compared to $32.4 million for the thirty-nine weeks ended November 3, 2018.
•Inventory was $345.9 million compared to $362.8 million at the end of the prior year’s third quarter, a decrease of approximately 5%.

Share Repurchase Program:
On November 28, 2017, the Company's Board of Directors approved a new share repurchase program that authorized the Company to repurchase up to $150 million of the Company’s outstanding common stock using available cash. Under this program, the Company has repurchased 16.4 million shares for $116.0 million, including 2.8 million shares for $8.7 million during the third quarter of 2019. Subsequent to the end of the third quarter, the Company has repurchased an additional 0.6 million shares for approximately $2.0 million and currently has approximately $34 million remaining under its authorization. The Company’s fourth quarter 2019 guidance reflects share repurchases made to date, however does not contemplate any future share repurchases.

Lease Standard Impact:
During the first quarter of fiscal 2019, the Company adopted the new lease accounting standard (ASC 842) using the optional effective date transition method. Under this method, the Company applied the new standard as of February 3, 2019 with no adjustments to the comparative period presented. The consolidated balance sheet at November 2, 2019 reflects the impact of recording operating lease assets and operating lease liabilities for existing operating leases. At November 2, 2019, the operating lease assets totaled $1.0 billion, and the operating lease liabilities totaled $1.2 billion. The impact of the adoption was immaterial to the condensed consolidated statements of income and cash flows for the thirteen and thirty-nine weeks ended November 2, 2019.

Asset-Based Loan Facility:
The Company has a $250.0 million borrowing capacity under its asset based loan facility which expires May 24, 2024. As of December 4, 2019, there were no borrowings outstanding under the facility.

Fourth Quarter 2019 Guidance:
The table below compares the Company's projected results for the thirteen-week period ended February 1, 2020 to the actual results for the thirteen weeks ended February 2, 2019.

	Fourth Quarter 2019 Guidance	Fourth Quarter 2018 Results
Comparable Sales	(1)% to (3)%	(6)%
Effective Tax Rate	Approximately 26%	125.3%
Interest Income, Net	$0.9 million	$0.1 million
Net Income/(Loss)	$10.5 to $13.5 million	($1.1) million
Adjusted Net Income	N/A	$12.8 million(1)
Diluted EPS	$0.16 to $0.21	($0.02)
Adjusted Diluted EPS	N/A	$0.19(1)
Weighted Average Diluted Shares Outstanding	64.8 million	68.2 million
(1) Adjusted Net Income and Adjusted Diluted EPS are non-GAAP financial measures. Refer to Schedule 4 for a reconciliation of GAAP to Non-GAAP financial measures.

This guidance does not take into account any additional non-core items that may occur and excludes the impact of future share repurchases.

Capital expenditures are expected to be in the range of $35 to $38 million for the full year 2019.

Conference Call Information:
A conference call to discuss third quarter 2019 results is scheduled for December 5, 2019 at 9:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 683-0508 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on December 5, 2019 until 11:59 p.m. ET on December 12, 2019 and can be accessed by dialing (800) 585-8367 and entering the replay pin number 1164969. In addition, an investor presentation of third quarter 2019 results will be available at http://www.express.com/investor at approximately 7:00 a.m. ET on December 5, 2019.

About Express, Inc.:
Express is a leading fashion brand for women and men. Since 1980, Express has provided the latest apparel and accessories to help customers build a wardrobe for every occasion, offering fashion and quality at an attractive value. The company operates more than 600 retail and factory outlet stores in the United States and Puerto Rico, as well as an online destination. Express merchandise is also available at franchise locations and online in Latin America. For more information, please visit www.express.com.

Forward-Looking Statements:
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest expense, net income, diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) customer traffic at malls, shopping centers, and at our stores; (5) competition from other retailers; (6) our dependence on a strong brand image; (7) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain or other business disruption; (13) our dependence upon key executive management; (14) our ability to execute our growth strategy, including improving profitability, providing an exceptional brand and customer experience, transforming and leveraging our systems and processes, and cultivating a strong company culture, and achieving our strategic objectives, including delivering compelling merchandise at an attractive value, investing in growing brand awareness and retaining and acquiring new customers to the Express brand, growing e-commerce sales and expanding our omni-channel capabilities, optimizing our store footprint, and managing our overall cost structure; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) impairment charges on long-lived assets; (18) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (19) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (20) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; and (22) changes in tariff rates. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:	Media Contact:
Dan Aldridge	Alysa Spittle
VP, Investor Relations	Director, Communications
Express	Express
(614) 474-4890	(614) 474-4745

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	November 2, 2019	February 2, 2019	November 3, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$167,915	$171,670	$161,189
Receivables, net	12,199	17,369	15,496
Inventories	345,931	267,766	362,767
Prepaid rent	6,905	30,047	30,637
Other	33,387	25,176	28,402
Total current assets	566,337	512,028	598,491

RIGHT OF USE ASSET, NET	1,043,874	—	—

PROPERTY AND EQUIPMENT	991,550	1,083,347	1,074,712
Less: accumulated depreciation	(734,556)	(719,068)	(699,577)
Property and equipment, net	256,994	364,279	375,135

TRADENAME/DOMAIN NAMES/TRADEMARKS	197,618	197,618	197,618
DEFERRED TAX ASSETS	6,379	5,442	7,388
OTHER ASSETS	6,712	7,260	15,634
Total assets	$2,077,914	$1,086,627	$1,194,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term lease liability	$222,439	$—	$—
Accounts payable	221,721	155,913	225,100
Deferred revenue	32,394	40,466	34,473
Accrued expenses	93,504	78,313	93,407
Total current liabilities	570,058	274,692	352,980

LONG-TERM LEASE LIABILITY	936,547	—	—
DEFERRED LEASE CREDITS	2,258	129,505	130,157
OTHER LONG-TERM LIABILITIES	20,049	97,252	100,092
Total liabilities	1,528,912	501,449	583,229

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	549,002	585,178	611,037
Total liabilities and stockholders’ equity	$2,077,914	$1,086,627	$1,194,266

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
NET SALES	$488,483	$514,961	$1,412,469	$1,487,918
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	350,810	356,812	1,025,795	1,046,204
Gross profit	137,673	158,149	386,674	441,714
OPERATING EXPENSES:
Selling, general, and administrative expenses	144,301	148,294	415,391	426,583
Restructuring costs	—	166	—	166
Other operating expense/(income), net	47	(513)	(728)	(689)
Total operating expenses	144,348	147,947	414,663	426,060

OPERATING (LOSS)/INCOME	(6,675)	10,202	(27,989)	15,654

INTEREST (INCOME)/EXPENSE, NET	(690)	32	(2,185)	168
OTHER INCOME, NET	—	—	—	(500)
(LOSS)/INCOME BEFORE INCOME TAXES	(5,985)	10,170	(25,804)	15,986
INCOME TAX (BENEFIT)/EXPENSE	(2,880)	2,203	(3,062)	5,268
NET (LOSS)/INCOME	$(3,105)	$7,967	$(22,742)	$10,718

EARNINGS PER SHARE:
Basic	$(0.05)	$0.11	$(0.34)	$0.14
Diluted	$(0.05)	$0.11	$(0.34)	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,438	72,512	66,845	73,959
Diluted	66,438	73,473	66,845	74,757

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	November 2, 2019	November 3, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(22,742)	$10,718
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	64,121	64,099
Loss on disposal of property and equipment	1,098	303
Impairment charge	2,282	—
Impairment of equity method investment	500	—
Share-based compensation	7,204	10,816
Deferred taxes	212	(42)
Landlord allowance amortization	(1,782)	(8,702)
Other non-cash adjustments	(500)	(500)
Changes in operating assets and liabilities:
Receivables, net	5,169	(3,412)
Inventories	(78,165)	(102,039)
Accounts payable, deferred revenue, and accrued expenses	71,891	52,187
Other assets and liabilities	(16,454)	(5,113)
Net cash provided by operating activities	32,834	18,315

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20,503)	(32,402)
Net cash used in investing activities	(20,503)	(32,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
Costs incurred in connection with debt arrangements	(849)	—
Payments on lease financing obligations	(81)	(1,385)
Repayments of financing arrangements	—	(750)
Repurchase of common stock under share repurchase program	(13,603)	(56,161)
Repurchase of common stock for tax withholding obligations	(1,553)	(2,650)
Net cash used in financing activities	(16,086)	(60,946)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,755)	(75,033)
CASH AND CASH EQUIVALENTS, Beginning of period	171,670	236,222
CASH AND CASH EQUIVALENTS, End of period	$167,915	$161,189

Schedule 4
Express, Inc.
Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and may provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the Company's long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned and adjusted operating loss is a metric used in our short-term cash incentive compensation plan. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net loss, operating loss or diluted earnings per share. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended November 2, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(6,675)		$(3,105)	$(0.05)	66,438
Impact of Executive Departures	1,716	(401)	1,315	0.02
Adjusted Non-GAAP Measure	$(4,959)		$(1,790)	$(0.03)	66,438

	Thirty-Nine Weeks Ended November 2, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact		Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(27,989)			$(22,742)	$(0.34)	66,845
Impact of CEO Departure	—	822	(a)	822	0.01
Impact of Executive Departures	1,716	(401)		1,315	0.02
Adjusted Non-GAAP Measure	$(26,273)			$(20,605)	$(0.31)	66,845
(a)Represents the tax impact of the expiration of the former CEO's non-qualified stock options.

	Thirteen Weeks Ended February 2, 2019
(in thousands, except per share amounts)	Operating Income	Income Tax Impact	Net (Loss)/Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$12,561		$(1,088)	$(0.02)	68,196
Impact of CEO Departure	5,436	(1,386)	4,050	0.06
162(m) impact as a result of CEO departure	—	1,473	1,473	0.02
Equity method investment impairment (a)	—		8,400	0.12
Adjusted Non-GAAP Measure	$17,997		$12,835	$0.19	68,686	(b)
(a)The tax effect of the $8.4 million impairment of our equity method investment is $2.1 million, which is offset by a full valuation allowance against the related deferred tax assets.
(b)Weighted average diluted shares outstanding for purpose of calculating adjusted diluted earnings per share includes the dilutive effect of share-based awards as determined under the treasury stock method.